                                                                                                  Exhibit 12(a)

                                          Aon CORPORATION AND CONSOLIDATED SUBSIDIARIES
                                            COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
                                        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                       Six Months Ended
                                                          June 30,              Years Ended December 31,
                                                      ---------------- ------------------------------------------
 (millions except ratios)                              2000     1999    1999     1998     1997    1996     1995
                                                      ------- -------- ------- -------- -------- ------- --------

 Income from continuing operations
    before provision for income taxes (1)              $ 446    $ 356   $ 635   $  931    $ 542   $ 446    $ 458

 Add back fixed charges:

    Interest on indebtedness                              64       45     105       87       70      45       56

    Interest on ESOP                                       -        1       1        2        3       4        5

    Portion of rents representative of
      interest factor                                     25       25      49       51       44      29       21

                                                      ------- -------- ------- -------- -------- ------- --------
         Income as adjusted                            $ 535    $ 427   $ 790   $1,071    $ 659   $ 524    $ 540
                                                      ======= ======== ======= ======== ======== ======= ========


 Fixed charges:

    Interest on indebtedness                           $  64    $  45   $ 105   $   87    $  70   $  45    $  56

    Interest on ESOP                                       -        1       1        2        3       4        5

    Portion of rents representative of
       interest factor                                    25       25      49       51       44      29       21

                                                      ------- -------- ------- -------- -------- ------- --------
         Total fixed charges                           $  89    $  71   $ 155   $  140    $ 117   $  78    $  82
                                                      ======= ======== ======= ======== ======== ======= ========

 Ratio of earnings to fixed charges                      6.0      6.0     5.1      7.6      5.6     6.7      6.6
                                                      ======= ======== ======= ======== ======== ======= ========

(1) Income from continuing operations before provision for income taxes and minority interest includes special charges of $163 million for the six months ended June 30, 1999 and $313 million, $172 million and $90 million for the years ended December 31, 1999, 1997 and 1996, respectively.

                                                                                                  Exhibit 12(b)

                                    Aon CORPORATION AND CONSOLIDATED SUBSIDIARIES
                                      COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
                             COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                            AND PREFERRED STOCK DIVIDENDS


                                                       Six Months Ended
                                                          June 30,              Years Ended December 31,
                                                      ---------------- ------------------------------------------
 (millions except ratios)                              2000     1999    1999     1998     1997    1996     1995
                                                      ------- -------- ------- -------- -------- ------- --------

 Income from continuing operations
    before provision for income taxes (1)              $ 446    $ 356   $ 635   $  931    $ 542   $ 446    $ 458

 Add back fixed charges:

    Interest on indebtedness                              64       45     105       87       70      45       56

    Interest on ESOP                                       -        1       1        2        3       4        5

    Portion of rents representative of
      interest factor                                     25       25      49       51       44      29       21

                                                      ------- -------- ------- -------- -------- ------- --------
         Income as adjusted                            $ 535    $ 427   $ 790   $1,071    $ 659   $ 524    $ 540
                                                      ======= ======== ======= ======== ======== ======= ========


 Fixed charges and preferred stock dividends:

    Interest on indebtedness                           $  64    $  45   $ 105   $   87    $  70   $  45    $  56

    Preferred stock dividends                             35       35      70       70       82      29       38

                                                      ------- -------- ------- -------- -------- ------- --------
         Interest and dividends                           99       80     175      157      152      74       94

    Interest on ESOP                                       -        1       1        2        3       4        5

    Portion of rents representative of
       interest factor                                    25       25      49       51       44      29       21

                                                      ------- -------- ------- -------- -------- ------- --------
         Total fixed charges and preferred
             stock dividends                           $ 124    $ 106   $ 225   $  210    $ 199   $ 107    $ 120
                                                      ======= ======== ======= ======== ======== ======= ========

 Ratio of earnings to combined fixed
   charges and preferred stock dividends (2)             4.3      4.0     3.5      5.1      3.3     4.9      4.5
                                                      ======= ======== ======= ======== ======== ======= ========

(1) Income from continuing operations before provision for income taxes and minority interest includes special charges of $163 million for the six months ended June 30, 1999 and $313 million, $172 million and $90 million for the years ended December 31, 1999, 1997 and 1996, respectively.

(2) Included in total fixed charges and preferred stock dividends are $33 million for the six months ended June 30, 2000 and 1999, $66 million for the years ended December 31, 1999 and 1998, and $64 million for the year ended December 31, 1997, of pretax distributions on the 8.205% mandatorily redeemable preferred capital securities which are classified as "minority interest" on the condensed consolidated statements of income.